SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 13, 2003
(Date of earliest event reported)

THOMAS & BETTS CORPORATION

(Exact name of registrant as specified in its charter)

TENNESSEE
(State of incorporation or organization)

1-4682
(Commission File Number)

22-1326940
(I.R.S. Employer Identification No.)

8155 T&B Boulevard Memphis, Tennessee (Address of principal executive offices)	38125 (Zip Code)

Registrant’s Telephone Number, Including Area Code:
(901) 252-5000

Item 5. Other Events

On October 13, 2003, Thomas & Betts Corporation (the “Registrant” and the “Corporation”) announced by the press release attached hereto as Exhibit 20 to this report, and incorporated herein by reference, that the Corporation’s Board of Directors voted today to terminate the Corporation’s Shareholder Rights Plan, effective immediately. The Board elected to redeem all outstanding Rights issued under the Shareholder Rights Plan at a redemption price of $0.005 per right, payable in cash to shareholders of record on October 30, 2003.

Item 7. Financial Statements and Exhibits

     (c) Exhibits

20	Press Release of Registrant dated October 13, 2003.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THOMAS & BETTS CORPORATION (Registrant)

By:	/s/ KENNETH W. FLUKE

Kenneth W. Fluke Vice President – Controller

Date: October 14, 2003

Exhibit Index

Exhibit	Description of Exhibits

20	Press Release of Registrant dated October 13, 2003.